Exhibit 99.3

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                  AND AFFILIATE

                                TABLE OF CONTENTS

                                                                          Page

Independent Auditor's Report                                               F-1

Combined Balance Sheet                                                     F-2

Combined Statements of Operations                                          F-3

Combined Statements of Changes in Stockholders' Equity                     F-4

Combined Statements of Cash Flows                                          F-5

Notes to Combined Financial Statements                                     F-7

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
Conversion Services International, Inc. and Affiliate
East Hanover, New Jersey

We have audited the accompanying combined balance sheet of Conversion Services International, Inc. and affiliate as of December 31, 2003, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conversion Services International, Inc. and affiliate as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrenkrantz Sterling & Co. LLC

Livingston, New Jersey
March 30, 2004


                            CONVERSION SERVICES INTERNATIONAL, INC.
                                         AND AFFILIATE
                                     COMBINED BALANCE SHEET
                                       DECEMBER 31, 2003

ASSETS
CURRENT ASSETS
     Cash                                                                       $      411,586
     Accounts receivable, net of
      allowance for doubtful accounts of $92,000                                     2,052,343
     Prepaid expenses                                                                  113,803
     Deferred tax asset                                                                 36,700
                                                                                --------------
         TOTAL CURRENT ASSETS                                                        2,614,432
                                                                                --------------

PROPERTY AND EQUIPMENT, at cost, net                                                   270,696
                                                                                --------------

OTHER ASSETS
     Due from stockholders, including accrued interest of $21,600                      203,623
     Goodwill                                                                        1,094,206
     Deferred loan costs, net of accumulated amortization of $77,484                    24,862
     Intangible assets, net of accumulated amortization of $89,710                     344,290
     Deferred tax asset                                                                191,000
     Security deposits                                                                  16,791
                                                                                --------------
                                                                                     1,874,772
                                                                                --------------

                                                                                $    4,759,900
                                                                                ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Line of credit                                                             $    1,782,699
     Current portion of long-term debt                                                 461,981
     Accounts payable and accrued expenses                                           1,025,248
                                                                                --------------
         TOTAL CURRENT LIABILITIES                                                   3,269,928
                                                                                --------------

LONG-TERM DEBT, net of current portion                                                 233,928
                                                                                --------------

DEFERRED TAXES                                                                          36,900
                                                                                --------------

COMMITMENTS                                                                                  -

STOCKHOLDERS' EQUITY
     Capital Stock                                                                       2,000
     Additional paid in capital                                                      1,445,250
     Accumulated deficit                                                              (228,106)
                                                                                --------------
                                                                                     1,219,144
                                                                                --------------

                                                                                $    4,759,900
                                                                                ==============

                            See Notes to Combined Financial Statements.

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                  AND AFFILIATE
                        COMBINED STATEMENTS OF OPERATIONS

                                                  Years ended December 31
                                              ------------------------------
                                                  2003              2002
                                              ------------      ------------
(Restated)

REVENUE                                       $ 14,366,456      $ 16,244,790

COST OF SERVICES                                10,265,808        10,677,527
                                              ------------      ------------

GROSS PROFIT                                     4,100,648         5,567,263
                                              ------------      ------------

OPERATING EXPENSES
   Selling and marketing                         1,552,766         1,095,072
   General and administrative                    2,701,934         3,549,423
   Depreciation and amortization                   213,158           149,463
                                              ------------      ------------

                                                 4,467,858         4,793,958
                                              ------------      ------------

INCOME (LOSS) FROM OPERATIONS                     (367,210)          773,305
                                              ------------      ------------

OTHER INCOME (EXPENSE)
   Interest income                                   5,400             5,400
   Interest expense                               (135,753)         (139,152)
                                              ------------      ------------

                                                  (130,353)         (133,752)
                                              ------------      ------------

INCOME (LOSS) BEFORE TAXES                        (497,563)          639,553
                                              ------------      ------------
INCOME TAXES (BENEFIT)
   Current                                              --           101,100
   Deferred                                       (190,800)          (78,700)
                                              ------------      ------------

                                                  (190,800)           22,400
                                              ------------      ------------

   NET INCOME (LOSS)                          $   (306,763)     $    617,153
                                              ============      ============

                   See Notes to Combined Financial Statements.


                            CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                  Additional      Retained        Total
                                                     Capital        Paid-in       Earnings     Stockholders'
                                                     Stock          Capital       (Deficit)       Equity
                                                   -----------    -----------    -----------    -----------
Balance, January 1, 2002, as restated               $    1,900    $   139,800    $   190,424     $   332,124

     Net income                                              -              -        617,153         617,153

     Distributions to stockholders                           -              -       (178,340)       (178,340)
                                                   -----------    -----------    -----------     -----------

Balance, December 31, 2002, as restated                  1,900        139,800        629,237         770,937

     Net loss                                                -              -       (306,763)       (306,763)

     Issuance of 100,000 shares of Common
     Stock of Conversion Services
     International Inc.                                    100      1,522,338              -       1,522,438

     Distributions to stockholders                           -       (216,888)      (550,580)       (767,468)
                                                   -----------    -----------    -----------    -----------

Balance, December 31, 2003                         $     2,000    $ 1,445,250    $  (228,106)    $ 1,219,144
                                                   ===========    ===========    ===========     ===========


                   See Notes to Combined Financial Statements


                                   CONVERSION SERVICES INTERNATIONAL, INC.
                                                AND AFFILIATE
                                      COMBINED STATEMENTS OF CASH FLOWS

                                                                                    Years ended December 31
                                                                                  ----------------------------
                                                                                     2003             2002
                                                                                  ------------    ------------
                                                                                                   (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                                           $   (306,763)   $    617,153
      Adjustments to reconcile net income (loss)
        to net cash used in operating activities:
          Depreciation                                                                  95,837         108,890
          Amortizaton of intangible assets and deferred loan costs                     117,321          40,573
          Deferred tax benefit                                                        (190,800)        (78,700)
          Allowance for doubtful accounts                                               42,000         (75,000)
          Conversion of accrued interest to additional paid-in capital                  22,438               -
      Changes in operating assets and liabilities:
          Decrease in accounts receivable                                             (268,325)       (180,980)
          (Increase) decrease in prepaid expense                                       (50,611)         73,139
          (Increase) decrease in security deposits                                      (2,070)          1,250
          Decrease in accounts payable and accrued expenses                               (327)       (548,661)
          Decrease in deferred revenue                                                       -         (10,000)
                                                                                  ------------    ------------
              Net cash used in operating activities                                   (541,300)        (52,336)
                                                                                  ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                                            (93,640)        (41,050)
      Collection (issuance) of note receivable                                           2,100         210,000
      Acquisition of intangible assets and goodwill                                    (11,951)        (82,277)
                                                                                  ------------    ------------
              Net cash provided by (used in) investing activities                     (103,491)         86,673
                                                                                  ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Cash overdraft                                                                    (5,661)          5,661
      Net advances under line of credit                                              1,112,863         454,137
      Principal payments on long-term debt                                            (777,957)       (308,828)
      Deferred loan costs in connection with long-term debt                                  -         (23,241)
      Issuance of convertible debt                                                   1,500,000               -
      Due from stockholders                                                             (5,400)         (5,400)
      Distributions to stockholders                                                   (767,468)       (178,340)
                                                                                  ------------    ------------
          Net cash provided by (used in) financing activities                        1,056,377         (56,011)
                                                                                  ------------    ------------

NET INCREASE (DECREASE) IN CASH                                                        411,586         (21,674)
CASH, beginning of year                                                                      -          21,674
                                                                                  ------------    ------------

CASH, end of year                                                                 $    411,586    $          -
                                                                                  ============    ============

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                  AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS

                                                    Years ended December 31
                                                    -----------------------
                                                      2003           2002
                                                    --------      ---------
                                                                  (Restated)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                        $ 89,630      $ 135,066
      Cash paid for income taxes                      28,258        229,007

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

      During 2003 and 2002, the Company entered into various capital lease arrangements for computer equipment in the amount of $23,556 and $2,928, respectively.

      During 2002, the Company financed the acquisition of certain intangibles through an obligation due to a third party in the amount of $700,811.

See Notes to Combined Financial Statements.

                    CONVERSION SERVICES INTERNATIONAL, INC.
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
Conversion Services International, Inc. ("CSI") was incorporated in the State of Delaware and has been conducting business since 1990. CSI and Doorways, Inc. (together the "Company") are principally engaged in the information technology services industry in the following areas: Data Warehousing, Business Intelligence, Management consulting and professional services, on credit, to its customers principally located in New Jersey and New York. In November 2002, the Company acquired the operations of Scosys, Inc. that is engaged in the information technology services industry. Included in the Company's results of operations related to scosys were the following:

                                                   Years ended December 31
                                                 ----------------------------
                                                    2003             2002
                                                 -----------       ---------
Revenues                                         $ 3,034,000       $ 456,000
Cost of Services                                   2,169,000         335,000
                                                 -----------       ---------
Gross Profit                                         865,000         121,000
General and Adminstrative                            159,000          10,000


The accompanying combined financial statements include the accounts of CSI and Doorways, Inc. which is owned by the two principal shareholders of CSI. All intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured.

ACCOUNTS RECEIVABLE

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and changes the allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections, contractual terms and current credit conditions.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Expenditures for maintenance and repairs have been charged to operations. Major renewals and betterments have been capitalized.

AMORTIZATION

The Company amortizes deferred loan costs on a straight-line basis over the term of the related loan instrument. The Company amortizes acquired customer lists and contracts over an estimated useful life of 5 years.

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the amounts paid in connection with a settlement agreement with the Elligent Consulting Group to re-acquire the ownership rights to the Company and in connection with the acquisition of Scosys, Inc. Additionally, as part of the Company's acquisition of Scosys, Inc., executed in November 2002, the Company acquired intangible assets. The Company adopted FASB Statement 142 as of January 1, 2002 for all goodwill recognized in the Company's balance sheet as of December 31, 2001. This statement changed the accounting for goodwill from an amortization method to an impairment-only approach, and introduced a new model for determining impairment charges.

Goodwill and intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. The Company assesses the recoverability of its assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company's goodwill and intangible assets were not impaired at December 31, 2003.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for doubtful accounts, and as a consequence believes that its accounts receivable credit risk exposure beyond such allowances is limited. At December 31, 2003, one customer approximated 25% of the Company's accounts receivable balance.

The Company maintains its cash with a high credit quality financial institution. Each account is secured by the Federal Deposit Insurance Corporation up to $100,000.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs amounted to approximately $8,000 and $5,700 for the years ended December 31, 2003 and 2002, respectively.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

      On January 1, 2001, CSI elected to be an "S" Corporation whereby, the shareholders account for their share of CSI's earnings, losses, deductions and credits on their Federal and various state income tax returns. CSI is subject to New York City and various state income taxes. On September 30, 2003, CSI's "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into common shares. Effective October 1, 2004, as a result of the revocation, the Company's tax status reverts to a C Corporation and on a prospective basis, the Company would expect to have an effective income tax rate of approximately 40%.


DERIVATIVES

In September 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 " Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which requires the recognition of all derivatives as either assets or liabilities measured at fair value, with changes in value reflected as current period income (loss) unless specific hedge accounting criteria are met. The effective date of SFAS No. 133, as amended by SFAS No. 138, is for fiscal years beginning after September 15, 2000. The Company adopted SFAS No. 133 as of January 1, 2001, resulting in no material impact upon adoption. SFAS No. 133 did not have a material impact on the financial results for the years ended December 31, 2003 and 2002.

RECLASSIFICATIONS

Certain amounts in prior periods have been reclassified to conform to the 2003 presentation.

RESTATEMENT OF FINANCIAL STATEMENTS

The following is a brief description of the differences between the Company's original accounting treatment and the revised accounting treatment that it has concluded is appropriate and has been reflected in the accompanying financial statements for the respective periods.

Recognition of interest income on Due from Stockholders - Retained earnings at January 1, 2002 has been adjusted to reflect interest income on loans receivable due from stockholders. The Company's original accounting did not include any adjustments to its financial statements for interest due on these loans. These loans receivable bear interest at 3% per annum and are due and payable by December 31, 2005. The revised accounting resulted in an increase to retained earnings of $10,800 as of January 1, 2002. The Company also recorded an additional $5,400 as interest income as a result of the correction of this error for the year ended December 31, 2002.

Recognition of Additional Intangibles and Goodwill related to acquisition of Scosys, Inc. - Retained earnings at December 31, 2002 has been reduced by approximately $11,000 to reflect additional amortization expense on certain acquired intangibles and interest expense on an obligation to a third party in connection with the acquisition of Scosys, Inc. (See Note 5). The Company's original accounting did not properly include the amount of intangibles acquired in connection with the Scosys, Inc. acquisition in November 2002. In connection with this acquisition, the Company recorded an additional $351,723 in intangible assets and $349,088 in goodwill and a corresponding obligation of $700,811 to a third party. (See Note 7)

NOTE 2: RECENT PRONOUNCEMENTS

On August 16, 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, this standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The entity is required to capitalize the cost by increasing the carrying amount of the related long-lived asset. The capitalized cost is then depreciated over the useful life of the related asset and the liability is accreted, with changes to the operating expense, to the estimated settlement obligation amount. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss. The standard is effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS No. 143 as of as of January 1, 2003 and this adoption had no material impact on the Company's combined financial statements for the year ended December 31, 2003.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 establishes standards for long-lived assets to be disposed of, and redefines the valuation and presentation of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of SFAS 144 did not have a material effect on the Company's financial position, results of operations, and cash flows.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS No. 146 as of January 1, 2003 and this adoption had no material impact on the Company's combined financial statements for the year ended December 31, 2003.

In November 2002, the EITF reached consensus on EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangement meet specific criteria. In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative fair values, with certain limitations. The Company will be required to adopt the provisions of this consensus for revenue arrangements entered into after June 30, 2003, and the Company has decided to apply it on a prospective basis. The Company does not have any revenue arrangements that would have a material impact on its financial statements with respect to EITF No. 00-21.

In November 2002, the FASB issued FASB Interpretation, or FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. However, a liability does not have to be recognized for a parent's guarantee of its subsidiary's debt to a third party or a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN No. 45 are effective for financial statements with annual periods ending after December 15, 2002. The Company does not have any guarantees that would require disclosure under FIN No. 45.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure - an Amendment to SFAS No. 123". SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 for public companies. This statement is effective for fiscal years beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 as of January 1, 2003 and plans to continue to follow the provisions of APB Opinion No. 25 for accounting for stock based compensation.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- An Interpretation of ARB No. 51", which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 provides guidance related to identifying variable interest entities (previously known generally as special purpose entities, or SPEs) and determining whether such entities should be consolidated. FIN No. 46 must be applied immediately to variable interest entities created or interests in variable interest entities obtained, after January 31, 2003. For those variable interest entities created or interests in variable interest entities obtained on or before January 31, 2003, the guidance in FIN No. 46 must be applied in the first fiscal year or interim period beginning after June 15, 2003. The Company adopted FIN No. 46 as of January 1, 2003 and this adoption had no material impact on the Company's combined financial statements for the year ended December 31, 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies the characteristics of an obligation of the issuer. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that it did not have any financial instruments that are impacted by SFAS No. 150.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                December 31,
                                                                     2003
                                                                ------------
Computer equipment                                               $ 609,968
Furniture and fixtures                                             103,777
Automobiles                                                         72,833
Leasehold improvements                                              87,546
                                                                 ---------
                                                                   874,124
Accumulated depreciation                                          (603,428)
                                                                 ---------
                                                                 $ 270,696
                                                                 =========

NOTE 4:  RELATED PARTY TRANSACTIONS

Due from stockholders of $203,623 at December 31, 2003 consists of loans receivable and accrued interest thereon from the majority stockholders / officers of the Company. These loans bear interest at 3% per annum and are due and payable by December 31, 2005.


5. INTANGIBLES

Intangibles acquired have been assigned as follows:

                                                                   December 31,
                                                                       2003
                                                                   ------------
Customer lists and contracts                                        $ 414,000
Proprietary rights and rights to the name of Scosys Inc.               20,000
                                                                    ---------
                                                                      434,000
Accumulated amortization                                              (89,710)
                                                                    ---------
                                                                    $ 344,290
                                                                    =========

NOTE 6:  LINE OF CREDIT

The credit facility provides for a maximum borrowing of $2,250,000, based on eligible accounts receivable. The interest rate is at the bank's prime rate plus one (5.0% at December 31, 2003). The line is collateralized by all corporate assets, guaranteed by the Company's shareholders, and expires on June 30, 2004. As of December 31, 2003, the Company is in violation of certain financial covenants in connection with the credit facility and notes payable to a bank. (See Note 14).

On October 29, 2003, the Company obtained an additional $2,000,000 Unsecured Convertible Line of Credit Note. The terms of the note provide for interest accruing at 7% per annum with a maturity date of October 28, 2008, unless converted into Common Stock at the Company or the Noteholder's option. (See Note
14)

NOTE 7:  LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                   December 31,
                                                                       2003
                                                                   ------------
Note payable to a bank requiring monthly installments of
$8,333, plus interest at the bank's prime rate plus 1/4%
(4.25% at December 31, 2003), due November 2005. The note is collateralized by all corporate assets and is guaranteed by
the Company's shareholders.                                         $  191,666

Note payable to a bank requiring monthly installments of
$11,667, plus interest at LIBOR plus 200 basis points, due
November 2005. The note is collateralized by all corporate
assets, pledged securities of one of the shareholders, and
is guaranteed by the Company's shareholders. The LIBOR rate
at December 31, 2002 was 1.46%.                                        268,333

An obligation due to a third party (See Note 1 - Restatement of Financial Statements) in connection with an acquisition
of Scosys, payable through May 2004. The obligation has been present valued at the Company's implicit borrowing rate at
the time of the acquisition (5.25%)                                    213,533

Notes payable under capital lease obligations payable to
various finance companies for equipment at varying rates of
interest and maturity dates through 2006.                               22,377
                                                                    ----------
                                                                       695,909

Less: Current portion of long-term debt, including obligations
under capital leases of $8,448.                                       (461,981)
                                                                    ----------
                                                                    $  233,928
                                                                    ==========

Future annual payments of long-term debt is as follows:

            Years Ending December 31
            ------------------------
                      2004                                          $ 461,981
                      2005                                            227,706
                      2006                                              6,222
                                                                    ---------
                                                                    $ 695,909
                                                                    =========

As a result of the Replacement Line of Credit described in Note 14, no long-term portion of the Notes payable to the bank were reclassified to be reported as currently due as a result of the Company's violation of existing covenants.

NOTE 8: OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into various capital leases that are collateralized by computer equipment with an original cost of approximately $389,000.

The following is a schedule of future minimum payments required under the leases together with their present value as of December 31, 2003:

            Years Ending December 31
            ------------------------
                      2004                                         $ 11,012
                      2005                                            9,219
                      2006                                            6,593
                                                                   --------
                                                                     26,824
       Less: Amount representing interest                            (4,447)
                                                                   --------
                                                                   $ 22,377
                                                                   ========


NOTE 9. STOCKHOLDERS' EQUIT

Capital stock consisted of the following:

                                                                          December 31,
                                                                             2003
                                                                           ---------
CSI:            Common stock, $.001 par value, 1,000,000 shares
                authorized, 1,000,000 shares issued and outstanding
                in 2003 and 900,000 shares issued and outstanding
                in 2002                                                    $   1,000

Doorways, Inc.: Common stock, no par value, 3,000 shares authorized,
                1,000 shares issued and outstanding in 2003 and 2002           1,000
                                                                                  --
                                                                           ---------
                                                                           $   2,000
                                                                           =========

In July 2003, the Company issued $1,500,000 of 7% Convertible Promissory Notes due January 1, 2006. On September 30, 2003, these notes were converted into 100,000 shares of CSI's common stock.

NOTE 10: INCOME TAXES

The Company provides for federal and state income taxes in accordance with current rates applied to accounting income before taxes. The provision for income taxes is as follows:

                                                 Years ended December 31
                                                 --------------------------
                                                     2003             2002
                                                 ----------       ---------
         Current- Federal                        $        -       $  63,300
         Current - State                                  -          37,800
         Deferred - Federal                        (147,800)        (63,500)
         Deferred - State                           (43,000)        (15,200)
                                                 ----------       ---------
                                                 $ (190,800)      $  22,400
                                                 ==========       =========

Deferred tax benefit in 2002 consisted of the temporary difference caused by the conversion of cash-basis tax accounting to accrual-basis tax accounting pursuant to Internal Revenue Code section 481(a) which allows up to a 4 year spreading of the income and expenses caused by the change in accounting method that completed during 2002.

The Company has net operating loss carry-forwards for both Federal and State purposes totaling approximately $413,000 that expire in 2023.


Deferred  tax  assets   (liabilities)   consisted  of  the  following  temporary
differences:

                                                              December 31,
                                                                  2003
                                                              ------------
         Net operating losses                                  $ 164,900
         Accounts receivable                                      36,700
         Property and equipment                                    2,200
         Goodwill                                                (36,900)
         Intangible assets                                        23,900
                                                               ---------
                                                               $ 190,800
                                                               =========

NOTE 11: MAJOR CUSTOMERS

During 2003 and 2002, the Company had sales to two major customers which totaled approximately $6,126,000 and $9,540,000, respectively. Amounts due from these customers included in accounts receivable were approximately $366,000 and $726,000 at December 31, 2003 and 2002, respectively.

NOTE 12: EMPLOYEE BENEFIT PLAN

The Company has a defined contribution profit sharing plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute on a tax deferred basis a percentage of compensation up to the maximum allowable amount. Although the plan does not require a matching contribution by the Company, the Company may make a contribution. The Company's contributions to the plan for the years ended December 31, 2003 and 2002 was approximately $24,000 and $20,000, respectively.

NOTE 13: COMMITMENTS

LEASE COMMITMENTS

The Company's corporate headquarters are located in East Hanover, New Jersey, where it operates under an amended lease agreement expiring December 31, 2005. In addition to minimum rentals, the Company is liable for its proportionate share of real estate taxes and operating expenses, as defined.

Rent expense, including automobile rentals, totaled approximately $313,000 and $416,000 in 2003 and 2002, respectively.

The Company is committed under several operating leases for automobiles that expire during 2007.

Future minimum lease payments due under all operating lease agreements as of December 31, 2003 are as follows:

     Years Ending December 31           Office       Automobiles        Total
    -------------------------         ----------     -----------      ---------

               2004                   $ 310,615        $ 33,013       $ 343,628
               2005                     299,575          30,785         330,360
               2006                           -          30,785          30,785
               2007                           -           7,696           7,696
                                   -------------   -------------   -------------
                                      $ 610,190       $ 102,279       $ 712,469
                                   =============   =============   =============

LETTER OF CREDIT

The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the office space in the amount of $83,375 and $191,356 as of December 31, 2003 and 2002, respectively.

AGREEMENTS

During 2002, the Company executed a twelve month employment agreement with one of Scosys' senior management. This agreement expired in November 2003 and has not been renewed.

NOTE 14: SUBSEQUENT EVENTS

Reverse Merger

On August 21, 2003, LCS Group, Inc., LCS Acquisition Corp., a wholly owned subsidiary of LCS Group, Inc., CSI and CSI's executive officers and principal stockholders, executed an Agreement and Plan of Reorganization to merge CSI into LCS Acquisition Corp. This transaction was consummated on January 30, 2004, CSI became the operating entity, LCS Group changed its name to CSl and the CSI shareholders control approximately 84% of the shares of the combined company. As part of this transaction, the Company's affiliate, Doorways, Inc. was merged into CSI.

In connection with this transaction, LCS Group, Inc. agreed to a.) increase the number of common shares they were authorized to issue from 50,000,000 to 1,000,000,000; b.) authorized the right to issue up to 20,000,000 shares of preferred stock; and c.) adopted the 2003 Stock Incentive Plan (the "2003 Stock Option Plan").

The 2003 Stock Option Plan authorizes the issuance of up to 100,000,000 shares of common stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights. On March 29, 2004, the Company granted 19,200,000 options to purchase its common stock at an exercise price of $0.165.

Since the stockholders of CSI own a majority of the issued and outstanding shares of LCS Group, Inc. (prior to the name change noted above) after the merger, this transaction will be accounted for as a reverse merger whereby CSI is deemed to be the accounting acquirer of LCS Group, Inc.. Because LCS Group, Inc. did not have any assets or liabilities prior to the merger, there is no goodwill or other intangibles that will arise from the merger. As a result, historical stockholder's equity of CSI will be retroactively restated to reflect the recapitalization.

Pro-forma information: For the nine months ended November 30, 2003, LCS Group Inc. reported an unaudited loss from operations of approximately $561,000. The loss from operations consisted of $487,000 of selling, general and administrative expenses and $74,000 of interest expense. As part of the merger with CSI, a condition precedent to closing the merger transaction, 100% of the outstanding stock of LCS Golf, Inc. (a wholly-owned subsidiary of LCS Group, Inc.) was required to be sold to a third-party. As the results noted above are those of LCS Golf, Inc. which was sold prior to the merger, no pro-forma results of operations are shown. As a result of the retroactive recapitalization, CSI would have had 593,000,000 and 592,900,000 shares of common stock outstanding as of December 31, 2003 and 2002, respectively.

Borrowings under the Unsecured Convertible Line of Credit Note

On October 29, 2003, the Company made arrangements to obtain a $2,000,000 Unsecured Convertible Line of Credit Note. The terms of this new note provide for interest accruing on advances at 7% per annum with a maturity date of October 28, 2008, unless converted into Common Stock at the Company's or the Note holder's option. As of February 28, 2004, the Company has drawn down on the facility and received advances totaling $2,000,000.

Replacement Line of Credit

On March 30, 2004, the Company executed a $3,000,000 revolving line of credit secured by substantially all of the corporate assets with a new financial institution. This credit facility was utilized to replace the existing Line of Credit facility expiring in June 2004 and both Notes payable to a bank. The terms of this new note provide for interest accruing on advances at seven eighths of one percent (7/8%) over the institution's prime rate. This line of credit contains certain financial covenants including but not limited to a.) Debt Service Coverage ratios; b.) Minimum Tangible Capital Funds limits; and c.) Current Ratio limits, as defined. The Company will be measured quarterly on these covenants beginning June 30, 2004.

DeLeeuw Acquisition

In March 2004, the Company formed a wholly-owned acquisition subsidiary, DeLeeuw Conversion LLC ("DCL"), for the purpose of consummating a merger with DeLeeuw Associates, Inc. a privately-held New Jersey corporation ("DAI"). On March 4, 2004, DCL completed the merger with DAI. At the closing of the merger, DAI was merged with and into DCL, and Mr. DeLeeuw received $2,000,000 and 80,000,000
outstanding  shares  of  common  stock  of  CSI  (approximately   11.9%  of  the
outstanding shares). On March 5, 2004, DCL changed its name to DeLeeuw Associates, LLC.

Employment Agreements

On March 26, 2004, the Company entered into employment agreement with Scott Newman , CSI's President and Chief Executive Officer, director and principal stockholder. The agreement provides for an annual salary of $500,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Newman's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

On March 26, 2004, the Company entered into employment agreement with Glenn Peipert, CSI's Vice President and Chief Operating Officer, director and principal stockholder. The agreement provides for an annual salary of $375,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

On March 26, 2004, the Company entered into employment agreement with Mitchell Peipert, CSI's Vice President and Chief Financial Officer. The agreement provides for an annual salary to of $200,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.